Exhibit 10.4

Innovatus Life Sciences Acquisition Corp.
777 Third Avenue, 25th Floor
New York, NY 10017

, 2021

Innovatus Life Sciences Acquisition Sponsor, LLC
777 Third Avenue, 25th Floor
New York, NY 10017

RE: Private Placement Purchase Agreement

Ladies and Gentlemen:

Innovatus Life Sciences Acquisition Corp., a Delaware corporation (the “Company”, “we” or “us”), is pleased to accept the offer made by Innovatus Life Sciences Acquisition Sponsor, LLC, a Delaware limited liability company (“Subscriber” or “you”), to purchase 585,000 shares (or 637,500 shares if the over-allotment option in connection with the IPO (as defined below) is exercised in full) (the “Shares”) of Class A common stock of the Company, $0.0001 par value per share (“Class A Common Stock”), at a price of $10.00 per share concurrently with the Company’s initial public offering (“IPO”). The terms of the sale by the Company of the Shares to Subscriber, and the Company and Subscriber’s agreements regarding the Shares, are as follows:

1.        Purchase of Securities.

1.1.       Purchase of Shares. For the sum of $5,850,000 (the “Purchase Price”), which the Company acknowledges receiving in cash, the Company hereby issues the Shares to Subscriber, and Subscriber hereby purchases the Shares from the Company, on the terms and subject to the conditions, including regarding forfeiture, set forth in this letter agreement (this “Agreement”). Concurrently with Subscriber’s execution of this Agreement, the Company shall, at its option, deliver to Subscriber a certificate registered in Subscriber’s name representing the shares (the “Original Certificate”) or effect such delivery in book-entry form.

1.2        Purchase of Additional Shares. In the event that the over-allotment option is exercised in full or in part, Subscriber shall purchase up to an additional 52,500 Shares (“Additional Shares”), in the same proportion as the amount of the over-allotment option that is exercised, and simultaneously with such purchase of Additional Shares, as payment in full for the Additional Shares being purchased hereunder, and at least one (1) business day prior to the closing of all or any portion of the over-allotment option, Subscriber shall pay $10.00 per Additional Share, up to an aggregate amount of $525,000, by wire transfer of immediately available funds or by such other method as may be reasonably acceptable to the Company, to be deposited and held in the Company’s segregated trust account (the “Trust Account”).

1.3        Closing. The closing of the purchase and sale of the Shares shall take place simultaneously with the closing of the IPO (the “Initial Closing Date”). The closing of the purchase and sale of the Additional Shares, if applicable, shall take place simultaneously with the closing of all or any portion of the over-allotment option (such closing date, together with the Initial Closing Date, the “Closing Dates” and each, a “Closing Date”). The closing of the purchase and sale of each of the Initial Shares and the Additional Shares shall take place at the offices of Ellenoff Grossman & Schole LLP, 1345 Avenue of the Americas, 11th Floor, New York, New York, 10105, or such other place as may be agreed upon by the parties hereto.

1.4       Termination. This Agreement and each of the obligations of the undersigned shall be null and void and without effect if the Initial Closing Date does not occur prior to December 31, 2021.

2.       Representations, Warranties and Agreements.

2.1.       Subscriber’s Representations, Warranties and Agreements. To induce the Company to issue the Shares to Subscriber, Subscriber hereby represents and warrants to the Company and agrees with the Company as follows:

2.1.1       Organization and Authority. Subscriber is a limited liability company, duly organized, validly existing and in good standing under the laws of State of Delaware, and possesses all requisite power and authority necessary to carry out the transactions contemplated by this Agreement. This Agreement is a legal, valid and binding agreement of Subscriber, enforceable against Subscriber in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance or similar laws affecting the enforcement of creditors’ rights generally and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

2.1.2       No Conflicts. The execution, delivery and performance of this Agreement and the consummation by Subscriber of the transactions contemplated hereby do not violate, conflict with or constitute a default under (i) the formation and governing documents of Subscriber, (ii) any agreement, indenture or instrument to which Subscriber is a party or (iii) any law, statute, rule, regulation, order, judgment or decree to which Subscriber is subject.

2.1.3       No Governmental Consents. No governmental, administrative or other third party consents or approvals are required, necessary or appropriate on the part of Subscriber in connection with the transactions contemplated by this Agreement.

2.1.4       Experience, Financial Capability and Suitability. Subscriber is sophisticated in financial matters and is able to evaluate the risks and benefits of the investment in the Shares. Subscriber acknowledges that the Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and therefore cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available. Subscriber understands that it must bear the economic risk of this investment until the Shares are sold pursuant to: (i) an effective registration statement under the Securities Act or (ii) an exemption from registration available with respect to such sale. Subscriber is able to bear the economic risk of an investment in the Shares for an indefinite period of time and to afford a complete loss of Subscriber’s investment in the Shares.

2.1.5       No Government Recommendation or Approval. Subscriber understands that no federal or state agency has passed upon or made any recommendation or endorsement of the offering of the Shares.

2.1.6       Access to Information; Independent Investigation. Prior to the execution of this Agreement, Subscriber has had the opportunity to ask questions of and receive answers from representatives of the Company concerning an investment in the Company, as well as the financial condition, business and prospects of the Company, and the opportunity to obtain additional information to verify the accuracy of all information so obtained. In determining whether to make this investment, Subscriber has relied solely on Subscriber’s own knowledge and understanding of the Company and its business based upon Subscriber’s own due diligence investigation. Subscriber understands that no person has been authorized to make any representations other than as set forth in this Agreement and Subscriber has not relied on any other written or oral representations relating to the financial condition, business and prospects of the Company in making its investment decision.

2.1.7       Investment Representations. Subscriber represents that it is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D under the Securities Act and acknowledges the sale contemplated hereby is being made in reliance on the private placement exemption in Section 4(a)(2) of the Securities Act and/or said Regulation D and similar exemptions under state law. Subscriber is purchasing the Shares solely for investment purposes, for Subscriber’s own account and not for the account or benefit of any other person, and not with a view towards the distribution or dissemination thereof. Subscriber did not decide to enter into this Agreement as a result of any general solicitation or general advertising within the meaning of Rule 502 under the Securities Act.

2.1.8       Restrictions on Transfer; Shell Company. Subscriber understands the Shares are being offered in a transaction not involving a public offering within the meaning of the Securities Act. Subscriber understands the Shares will be “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, and Subscriber understands that the certificates or book-entries representing the Shares will contain a legend or notation in respect of such restrictions. If, in the future, Subscriber decides to offer, resell, pledge or otherwise transfer the Shares, such Shares may be offered, resold, pledged or otherwise transferred only pursuant to: (i) an effective registration statement under the Securities Act or (ii) an exemption from registration available with respect to such sale. Subscriber agrees that if any transfer of its Shares or any interest therein is proposed to be made, as a condition precedent to any such transfer, Subscriber may be required to deliver to the Company an opinion of counsel satisfactory to the Company. Absent registration or available exemption, Subscriber agrees not to resell the Shares. Subscriber further acknowledges that because the Company is a shell company, Rule 144 may not be available to Subscriber for the resale of the Shares until one year following consummation of the initial business combination of the Company, despite the release or waiver of any contractual transfer restrictions.

2.2       Company’s Representations, Warranties and Agreements. To induce Subscriber to purchase the Shares, the Company hereby represents and warrants to Subscriber and agrees with Subscriber as follows:

2.2.1       Organization and Authority. The Company is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware, and possesses all requisite power and authority necessary to carry out the transactions contemplated by this Agreement. This Agreement is a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance or similar laws affecting the enforcement of creditors’ rights generally and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

2.2.2       No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Company of the transactions contemplated hereby do not violate, conflict with or constitute a default under (i) the formation and governing documents of the Company, (ii) any agreement, indenture or instrument to which the Company is a party or (iii) any law, statute, rule, regulation, order, judgment or decree to which the Company is subject.

2.2.3       No Governmental Consents. No governmental, administrative or other third party consents or approvals are required, necessary or appropriate on the part of the Company in connection with the transactions contemplated by this Agreement.

2.2.4       Title to Securities. Upon issuance in accordance with, and payment pursuant to, the terms hereof, the Shares will be duly and validly issued, fully paid and nonassessable. Upon issuance in accordance with, and payment pursuant to, the terms hereof, Subscriber will have or receive good title to the Shares, free and clear of all liens, claims and encumbrances of any kind, other than (a) transfer restrictions hereunder and other agreements to which the Shares may become subject, (b) transfer restrictions under federal and state securities laws, and (c) liens, claims or encumbrances imposed due to the actions of Subscriber.

3.       [Reserved].

4.       Waiver of Liquidation Distributions. In connection with the Shares purchased pursuant to this Agreement, Subscriber hereby waives any and all right, title, interest or claim of any kind in or to any distributions of the amounts in the Trust Account with respect to the Shares, whether (i) in connection with the exercise of redemption rights if the Company consummates the initial business combination, (ii) in connection with any tender offer conducted by the Company prior to the Company’s initial business combination, (iii) upon the Company’s redemption of shares of Class A Common Stock sold in the Company’s IPO upon the Company’s failure to timely complete the initial business combination or (iv) in connection with a stockholder vote to approve an amendment to the Company’s amended and restated certificate of incorporation (A) to modify the substance or timing of the Company’s obligation to redeem 100% of the Company’s public shares if the Company does not timely complete the initial business combination or (B) with respect to any other provision relating to stockholders’ rights or pre- initial business combination activity. In the event a Subscriber purchases shares of Class A Common Stock in the IPO or in the aftermarket, any additional shares so purchased shall be eligible to receive the redemption value of such shares of Class A Common Stock upon the same terms offered to all other purchasers of Class A Common Stock in the IPO in the event the Company fails to consummate the initial business combination.

5.       Restrictions on Transfer.

5.1.       Securities Law Restrictions. In addition to any restrictions to be contained in that certain letter agreement (commonly known as an “Insider Letter”) to be dated as of the closing of the IPO by and between Subscriber and the Company (which will also contain other agreements with respect to the Shares), Subscriber agrees not to sell, transfer, pledge, hypothecate or otherwise dispose of all or any part of the Shares unless, prior thereto, (a) a registration statement on the appropriate form under the Securities Act and applicable state securities laws with respect to the Shares proposed to be transferred shall then be effective or (b) the Company has received an opinion from counsel, reasonably satisfactory to the Company, that registration is not required because such transaction is exempt from registration under the Securities Act and the rules promulgated by the Securities and Exchange Commission thereunder and all applicable state securities laws.

5.2.       Restrictive Legends. Any certificates representing the Shares shall have endorsed thereon legends substantially as follows (and any book-entries representing the Shares shall have similar notations):

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS WHICH, IN THE OPINION OF COUNSEL, IS AVAILABLE.”

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER SET FORTH IN A LETTER AGREEMENT WITH THE COMPANY (A COPY OF WHICH MAY BE OBTAINED FROM THE COMPANY AT THE COMPANY’S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE) AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN VIOLATION OF SUCH RESTRICTIONS.”

5.3.       Additional Shares or Substituted Securities. In the event of the declaration of a share dividend, the declaration of an extraordinary dividend payable in a form other than Shares, a spin-off, a share split, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company’s outstanding Shares without receipt of consideration, any new, substituted or additional securities or other property which are by reason of such transaction distributed with respect to any Shares subject to this Section 5 or into which such Shares thereby become convertible shall immediately be subject to this Section 5 and Section 3 hereof. Appropriate adjustments to reflect the distribution of such securities or property shall be made to the number and/or class of Shares subject to this Section 5 and Section 3.

6.       Other Agreements.

6.1.       Further Assurances. Subscriber agrees to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

6.2.       Notices. All notices, statements or other documents which are required or contemplated by this Agreement shall be in writing and delivered (i) personally or by certified mail (return receipt requested) or overnight courier service or (ii) by electronic mail, if to the Company, at the address of its principal offices and any electronic mail address as may be designated in writing by the Company and, if to Subscriber, at its address in the books and records of the Company and any electronic mail address as may be designated in writing by Subscriber, or to such other addresses as may be designated in writing by the Company or Subscriber. All such notices, statements or other documents shall be deemed received on the date of receipt by the recipient thereof if received prior to 8:00 p.m. on a business day in the place of receipt. Otherwise, any such notices, statements or other documents shall be deemed to have been received on the next succeeding business day in the place of receipt.

6.3.       Entire Agreement. This Agreement, together with the Insider Letter and the registration rights agreement to be entered into with respect to the Shares, each substantially in the form to be filed as an exhibit to the Registration Statement on Form S-1 associated with the Company’s IPO, embodies the entire agreement and understanding between Subscriber and the Company with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in this Agreement shall affect, or be used to interpret, change or restrict, the express terms and provisions of this Agreement.

6.4.       Modifications and Amendments. The terms and provisions of this Agreement may be modified or amended only by written agreement executed by all parties hereto.

6.5.       Waivers and Consents. The terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by a written document executed by the party entitled to the benefits of such terms or provisions. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

6.6.       Assignment. The rights and obligations under this Agreement may not be assigned by either party hereto without the prior written consent of the other party.

6.7.       Benefit. All statements, representations, warranties, covenants and agreements in this Agreement shall be binding on the parties hereto and shall inure to the benefit of the respective successors and permitted assigns of each party hereto. Nothing in this Agreement shall be construed to create any rights or obligations except among the parties hereto, and no person or entity shall be regarded as a third-party beneficiary of this Agreement.

6.8.       Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the laws of the State of Delaware applicable to contracts wholly performed within the borders of such state, without giving effect to the conflict of law principles thereof.

6.9.       Severability. In the event that any court of competent jurisdiction shall determine that any provision, or any portion thereof, contained in this Agreement shall be unreasonable or unenforceable in any respect, then such provision shall be deemed limited to the extent that such court deems it reasonable and enforceable, and, as so limited, shall remain in full force and effect. In the event that such court shall deem any such provision, or portion thereof, wholly unenforceable, the remaining provisions of this Agreement shall nevertheless remain in full force and effect.

6.10.       No Waiver of Rights, Powers and Remedies. No failure or delay by a party hereto in exercising any right, power or remedy under this Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of such party. No single or partial exercise of any right, power or remedy under this Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

6.11.       Survival of Representations and Warranties. All representations and warranties made by the parties hereto in this Agreement or in any other agreement, certificate or instrument provided for or contemplated hereby, shall survive the execution and delivery hereof and any investigations made by or on behalf of the parties.

6.12.       No Broker or Finder. Each of the parties hereto represents and warrants to the other that no broker, finder or other financial consultant has acted on its behalf in connection with this Agreement or the transactions contemplated hereby in such a way as to create any liability on the other. Each of the parties hereto agrees to indemnify and save the other harmless from any claim or demand for commission or other compensation by any broker, finder, financial consultant or similar agent claiming to have been employed by or on behalf of such party and to bear the cost of legal expenses incurred in defending against any such claim.

6.13.       Headings and Captions. The headings and captions of the various subdivisions of this Agreement are for convenience of reference only and shall in no way modify or affect the meaning or construction of any of the terms or provisions hereof.

6.14.       Counterparts. This Agreement may be executed in one or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered in pdf format via electronic mail, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

6.15.       Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties hereto and no presumption or burden of proof will arise favoring or disfavoring any party hereto because of the authorship of any provision of this Agreement. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties hereto intend that each representation, warranty, and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party hereto has not breached will not detract from or mitigate the fact that such party hereto is in breach of the first representation, warranty, or covenant.

6.16.       Mutual Drafting. This Agreement is the joint product of Subscriber and the Company and each provision hereof has been subject to the mutual consultation, negotiation and agreement of such parties and shall not be construed for or against any party hereto.

[Signature Page Follows]

If the foregoing accurately sets forth our understanding and agreement, please sign the enclosed copy of this Agreement and return it to us.

Very truly yours, INNOVATUS LIFE SCIENCES ACQUISITION CORP.

By:
Name:
Title:

Accepted and agreed as of the date first written above.

INNOVATUS LIFE SCIENCES ACQUISITION SPONSOR, LLC By:

By:
Name:
Title:

[Signature Page to Securities Subscription Agreement]